Exhibit 99.1

                  McLeodUSA Announces Resignation of Officers

     o   Chris Davis resigns as CEO; remains Chairman of the Board of Directors
     o   Ken Burckhardt resigns as CFO and Director
     o Company proceeding with plans for a capital restructuring with no recovery expected for Preferred or Common Stockholders

CEDAR RAPIDS, Iowa -- August 15, 2005 -- McLeodUSA Incorporated, one of the nation's largest independent, competitive telecommunications services providers, today announced that, in connection with its anticipated capital restructuring and change of ownership, Chris Davis, Chairman of the Board of Directors and Chief Executive Officer of the Company resigned as Chief Executive Officer effective August 12, 2005. Ms. Davis will remain as Chairman of the Board of Directors. Also effective on August 12, Ken Burckhardt resigned from his positions as Executive Vice President and Chief Financial Officer, and a Director of the Company.

The Company has appointed Stan Springel of Alvarez & Marsal as Chief Restructuring Officer. Alvarez & Marsal is a well-known firm that provides management and consulting services for companies going through a restructuring process. Joe Ceryanec, Group Vice President - Controller and Treasurer of the Company has been appointed as the acting Chief Financial Officer.

As previously announced, the Company is working with its lenders to effectuate a capital restructuring where the lenders would convert a substantial portion of their debt to equity and become the Company's stockholders. None of the restructuring alternatives under evaluation provide for any recovery for the Company's current preferred or common stockholders. Therefore, the Company does not expect holders of its preferred or common stock to receive any recovery in a capital restructuring. In addition, there can be no assurance that the Company will be able to reach an agreement with its lenders regarding a capital restructuring on terms and conditions acceptable to the Company prior to the end of the forbearance period on September 9, 2005. Under the forbearance agreement, the lenders have agreed not to take any action as a result of non-payment by the Company of certain scheduled principal amortization and interest payments that are due on or before September 9, 2005.

The Company continues to believe that by not making principal and interest payments on the credit facilities, cash on hand together with cash flows from operations are sufficient to maintain operations in the ordinary course without disruption of services or negative impact on its customers or suppliers. McLeodUSA remains committed to continuing to provide the highest level of service to its customers and to maintaining its strong supplier relationships.

About McLeodUSA
---------------

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of June 30, 2005, 38 ATM switches, 38 voice switches, 698 collocations, 432 DSLAMs and approximately 2,072 employees. Visit the Company's Web site at www.mcleodusa.com

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements may include projections of financial and operational results and goals, including revenue, EBITDA, Adjusted EBITDA, profitability, savings and cash. In some cases, you can identify these so-called "forward-looking statements" by our use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend" or "potential" or the negative of those words and other comparable words. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statements include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, our ability to continue as a going concern, our ability to implement a strategic transaction or a capital restructuring, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on Form 10-K filed with the SEC. The Company undertakes no obligation to update publicly any forward looking statements, whether as a result of future events, new information or otherwise.

Contact:
McLeodUSA Incorporated, Cedar Rapids, IA
Investor Contact: Bryce Nemitz
Press Contact: Bruce Tiemann
Phone: (319) 790-7800